Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 26, 2024, with respect to the financial statements of Tevogen Bio Inc, included herein, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Philadelphia, Pennsylvania

July 23, 2024